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                                                                   Exhibit 23(c)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Vignette Corporation for the registration of shares of its common stock and to the inclusion therein of our report dated November 12, 1999, except for Note 12, as to which the date is January 17, 2000, with respect to the financial statements of Oberon Software Incorporated.

                                          /s/ Ernst & Young LLP

Boston, Massachusetts
June 2, 2000